Sub-Item 77Q1(e)

     Amendment to the Advisory Agreement of INVESCO Stock Funds, Inc. dated July 31, 2002, filed with Post-Effective Amendment No. 69 to INVESCO Stock Funds, Inc.'s Registration Statement on September 26, 2002 and incorporated herein by reference.